Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: James E. Rouse
Website: http://www.arthrt.com	(989) 345-5000

May 29, 2007
MICRON PRODUCTS, INC.
ANNOUNCES APPOINTMENT OF CHIEF OPERATING OFFICER

Fitchburg, MA

Micron Products, Inc. (“Micron”) a wholly owned subsidiary of Arrhythmia Research Technology, Inc. (the “Company”) (AMEX: HRT) is pleased to announce the appointment of Michael F. Nolan as Chief Operating Officer.  Mr. Nolan will be responsible for all operational activities of Micron and its divisions, New England Molders, Micron Integrated Technologies and Leominster Tool.

Prior to joining Micron, Mr. Nolan served as the Managing Director of Braver Business Strategies of Newton, Massachusetts.  Braver Business Strategies is the consulting arm of The Braver Group, a strong regional CPA firm that serves the Northeast.  Mr Nolan’s primary function was to assist Braver’s clients in increasing market share and improving net profit.  Before it was acquired by Braver in 2004 Mr. Nolan was a founder and managing partner of Nolan Brown Partners, LLC., a business consulting firm that specialized in assisting traditional manufacturing enterprises in finding and developing new products and markets.  He has also owned and operated his own manufacturing company, and worked in mergers and acquisitions for a New York based venture capital group.  Mr. Nolan earned a bachelors degree from Bates College, and a Masters of Business Administration from the University of Kentucky.  He is a veteran of the Vietnam War, where he served as a company commander in the 101st Airborne Division.

James E. Rouse, the Company’s President and CEO commented, “I am very pleased to announce the appointment of Michael F. Nolan as Chief Operating Officer for Micron and its divisions.  Mike brings to Micron a tremendous amount of experience and expertise in manufacturing, distribution, sales and business development in rapid growth environments.  In addition, his background in mergers and acquisitions will support our efforts to analyze external opportunities for growth.  I look forward to working closely with Mike as we continue to improve our expanding business. ”

ART, through Micron, manufactures silver plated and non-silver plated conductive resin sensors and distributes metal snaps used in the manufacture of disposable ECG, EEG, EMS and TENS electrodes.  Micron’s NEM division manufactures custom injection molded products for medical, electronic, industrial and consumer applications.  Micron’s MIT division provides end-to-end product life cycle management through a comprehensive portfolio of value-added services such as design, engineering, prototyping, manufacturing, machining, assembly and packaging. Micron’s Leominster Tool division provides high end mold design and manufacturing for the injection molding industry. The Company’s products also include proprietary signal-averaging electrocardiography (SAECG) software used in the detection of potentially lethal hearth arrhythmias.

For more information please check our websites:
http://www.arthrt.com	http://www.micronproducts.com
http://www.leominstertool.com	http://www/newenglandmolders.com
http://www.micronintegrated.com

Note Regarding Forward Looking Statements
Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance.  The factors that could cause actual results to differ materially include: interruptions or cancellation of existing contracts, impact of competitive products and pricing, product demand and market acceptance, risks, the presence of competitors with greater financial resources than the Company, product development and commercialization risks, changing economic conditions in developing countries, and an inability to arrange additional debt or equity financing.  More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2006.